UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

LITHIUM & BORON TECHNOLOGY, INC

(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Ren-Min Road Da-Chai Dan Town Hai Xi County, Qing Hai Province	817000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 097-782-8122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LBTI	Pink

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)    Effective June 16, 2020, Xinghai Li resigned as a member of the Board of Directors (the “Board”) of Lithium & Boron Technology, Inc. (the “Company”). His resignation was not because of any disagreement with the Company on matters relating to its operations, policies or practices.

(b) On June 17, 2020, the Board appointed Mr. Ming Wei as a Director of the Company. Mr. Wei replaces Mr. Li as a member of the Board. Mr Wei has served as Senior Engineer at Qing Hai Salt Lake Research Institute of Chinese Academy of Sciences for the past 5 years and began his career there in 1990. Mr. Wei served as an advisor to companies in the Qing Hai Province by assisting them develop and utilize mineral resources. Mr. Wei also serves as Secretary General, of Lithium branch of China Inorganic Salt Association since April of 2019. Mr. Wei is currently serving without compensation or pursuant to a written agreement. The Company will disclose any compensatory arrangements entered into in the future.

There is no arrangement or understanding with any other person, pursuant to which these individuals were appointed as a director and officer of the Company. Mr. Wei does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM & BORON TECHNOLOGY, INC
(Registrant)
Date:	June 18, 2020	By:	/s/ Jimin Zhang
		Name:	Mr. Jimin Zhang
		Title:	Chief Executive Officer